Exhibit (i)(1)(D)

Amendment No. 3 to
Administrative Services Agreement
Franklin Templeton Services, LLC
CMFG Life Insurance Company
(formerly “CUNA Mutual Insurance Society”)

THIS AMENDMENT is made by and between Franklin Templeton Services, LLC (the “Fund Administrator”) and CMFG Life Insurance Company (formerly “CUNA Mutual Insurance Society”) (the “Company”).

WHEREAS, The Company and the Fund Administrator have entered into an Administrative Services Agreement, dated as of March 31, 2008, as may be amended from time to time (the “Agreement”), concerning certain administrative services with respect to each series (“Fund” or “Funds”) of Franklin Templeton Variable Insurance Products Trust (the “Trust”) listed on the Schedule B of the Agreement;

WHEREAS, CUNA Mutual Insurance Society (“CMIS”) was reorganized from a mutual insurance company structure to a stock life insurance company structure. As part of the reorganization, CMIS changed its name to CMFG Life Insurance Company, effective as of January 31, 2012 (the “Reorganization”).

AMENDMENT

NOW, THEREFORE, in consideration of past and prospective business relations, the Fund Administrator and the Company hereby amend the Agreement, effective as of the date of the Reorganization, as follows:

1.            CUNA Mutual Insurance Society has changed its name to CMFG Life Insurance Company. All prior references to CUNA Mutual Insurance Society or Company in this Agreement shall hereafter mean CMFG Life Insurance Company.

2.            Schedules B and C of the Agreement are hereby deleted in their entirety and replaced with the Schedules B and C attached hereto.

3.            All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

This Amendment is executed as of March 26, 2012

CMFG Life Insurance Company	Franklin Templeton Services, LLC

By:	By:
Name: James H. Metz	Name: Thomas M. Regner
Title: Senior Vice President	Title: Vice President

Schedule B

Administrative Expense Payment

The Fund Administrator agrees to pay the Company a fee, computed daily and paid quarterly in arrears, equal to an annual rate as set forth below, applied to the average daily net assets of the shares of the Funds held in the subaccounts of the Accounts. The payment will be computed and paid in the manner described more completely in the Agreement.

#	Company	Product Name/ Registration No.	Funds of the Trust	Fee Rate	Date of Beginning of Period for Computation of Fee
1.	CMFG Life Insurance Company	CMFG Group Variable Annuity Account (not registered)	Class 4 Shares: Franklin Income Securities Fund Franklin High Income Securities Fund Mutual Global Discovery Securities Fund	0.10%	05/01/08
			Class 1 Shares: Franklin High Income Securities Fund Franklin Income Securities Fund Franklin Small Cap Value Securities Fund Templeton Developing Markets Securities Fund Templeton Global Bond Securities Fund	0.10%	10/01/08
			Class 2 Shares: Franklin High Income Securities Fund Franklin Income Securities Fund Franklin Small Cap Value Securities Fund Mutual Shares Securities Fund Templeton Global Bond Securities Fund	0.10%	10/01/08
			Class 1 Shares: Mutual Shares Securities Fund Templeton Foreign Securities Fund Class 2 Shares: Mutual Global Discovery Securities Fund Templeton Developing Market Securities Funds	0.10%	08/01/10
2.	CMFG Life Insurance Company	MEMBERS Variable Annuity I 333-148421	Class 4 Shares: Franklin Income Securities Fund Franklin High Income Securities Fund Mutual Global Discovery Securities Fund	0.10%	05/01/08

#	Company	Product Name/ Registration No.	Funds of the Trust	Fee Rate	Date of Beginning of Period for Computation of Fee
		MEMBERS Variable Annuity I (cont’d) 333-148421	Class 4 Shares: Templeton Developing Markets Securities Fund	0.10%	TBD
3.	CMFG Life Insurance Company	MEMBERS Variable Annuity II 333-148423	Class 4 Shares: Franklin Income Securities Fund Franklin High Income Securities Fund Mutual Global Discovery Securities Fund	0.10%	05/01/08
4.	CMFG Life Insurance Company	MEMBERS Choice VA 333-148422	Class 4 Shares: Franklin Income Securities Fund Franklin High Income Securities Fund Mutual Global Discovery Securities Fund	0.10%	05/01/08
5.	CMFG Life Insurance Company	MEMBERS Variable Annuity III 333-148426	Class 4 Shares: Franklin Income Securities Fund Franklin High Income Securities Fund Mutual Global Discovery Securities Fund	0.10%	05/01/08

Schedule C

Addresses for Notices

If to the Company:	CMFG Life Insurance Company 5910 Mineral Point Road Madison WI 53705 Attention: Office of General Counsel

If to the Fund Administrator:	Franklin Templeton Services, LLC One Franklin Parkway, Bldg. 920, 2nd Floor San Mateo, California 94403 Attention: Karen Skidmore

With a copy to:	Franklin Templeton Investments One Franklin Parkway, Bldg. 920, 2nd Floor San Mateo, California 94403 Attention: General Counsel

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